Exhibit 3.61

STATE OF HAWAII

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
Business Registration Division

1010 Richards Street

Mailing Address: P. O. Box 40, Honolulu, Hawaii  96810

ARTICLES OF AMENDMENT

(Section 415-61, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.             The name of the corporation is:

E. E. Black, Limited

2.             The Amendment(s) adopted are attached to these Articles of Amendment (see page 2).

3.             The total number of shares outstanding is: 202,899

4.             If adoption of the amendment(s) was at a meeting, complete the following:

The meeting of the shareholders was held on	January	20	1993
	(Month	Day	Year)

Class/Series	Number of Shares Voting For Amendment	Number of Shares Voting Against Amendment
Common	202,899	0

5.             If adoption of the amendment(s) was by unanimous consent, complete the following:

By written consent dated
	(Month	Day	Year)

                the shareholders unanimously adopted the amendment(s).

6.                                       If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares, attach a statement describing the manner in which the exchange, reclassification, or cancellation shall be effected.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 21st day of January , 1993.

Stephen G. Hanks, Secretary	Edmund J. Gorman, Treasurer
(Type/Print Name & Title)	(Type/Print Name & Title)

/s/Stephen G. Hanks	/s/Edmund J. Gorman
(Signature of Officer)	(Signature of Officer)

ATTACHMENT TO ARTICLES OF AMENDMENT

of

E. E. Black, Limited

(Corporate Name)

Fill In applicable blank(s) and Insert text of the amendment.

The first sentence of

Article 5, Section , Subsection ,

Paragraph , is amended to read as follows:

“There shall always be a Board of Directors consisting of not less than three and not more than nine members, who shall have and exercise all the corporate powers of the Company (subject nevertheless to such regulations as may be prescribed by the Company in any meetings) and a president, one or more vice presidents, a secretary, treasurer, auditor and such other officers as may be provided by the By-Laws.”